                                                                    Exhibit 5.1


                          PARKER DURYEE ROSOFF & HAFT

                           A PROFESSIONAL CORPORATION

                                   ATTORNEYS


                                529 FIFTH AVENUE

                         NEW YORK, NEW YORK 10017-4608

                                     -----

                                 (212) 599-0500

                               FAX (212) 972-9487





                                                              May 18, 2000

Infinite Technology Group Ltd.
77 Jericho Turnpike
Mineola, New York 11501


Ladies and Gentlemen:

     We are acting as counsel for Infinite Technology Group Ltd., a New York corporation (the "Company"), in connection with the Company's Registration Statement of Form S-1 (Registration No. 333-88737) (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), for the purposes of registering under the Act up to 2,440,000 shares of common stock (the "Shares"), par value $0.01 per share, of the Company (including 300,000 shares that are subject to sale by the Company pursuant to the underwriters' over-allotment option and 140,000 shares issuable upon exercise of Representatives' Warrants).

     In this connection, we have examined the corporate records of the Company, including its certificate of incorporation, bylaws and minutes of meetings of its directors and shareholders. We have also examined the Registration Statement, together with the exhibits thereto, and such other documents as we have deemed necessary for the purposes of expressing the opinions contained herein. With respect to certain factual matters, we have relied on statements of officers of the Company.

     Based upon the foregoing, we are of the opinion that the Shares to be offered and sold by the Company, when issued, sold and delivered as described in the Registration Statement, will be duly authorized and validly issued, fully paid and nonassesable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters."

                                      Very truly yours,

                                      /s/ Parker Duryee Rosoff & Haft, P.C.